EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO
PURSUANT TO SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350
In connection with the quarterly report of Berry Petroleum Corporation (the “Company”) for the fiscal period ended June 30, 2019, as filed with the Securities and Exchange Commission on August 8, 2019 (the “Report”), A. T. "Trem" Smith, as Chief Executive Officer of the Company, and Cary Baetz, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, respectively:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2019
/s/ A. T. Smith
A. T. "Trem" Smith
President and Chief Executive Officer

/s/ Cary Baetz
Cary Baetz
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Berry Petroleum Corporation and will be retained by Berry Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
The certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.